Exhibit 99.1

             Drexler Technology Reports Results for FY04
                  First Quarter Ended June 30, 2003

    MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Aug. 6, 2003--Border-security and multi-biometric ID card maker Drexler Technology Corporation (Nasdaq:DRXR) today reported financial results for its fiscal 2004 first quarter ended June 30, 2003.
    For the first three months of fiscal 2004, the Company had a net loss of $1,456,000, or 14 cents per share diluted, versus net income of $659,000, or 6 cents per share diluted, for the first three months of fiscal 2003. Revenues for the first quarter ended June 30, 2003 were $2,446,000 compared with $6,588,000 for the first quarter ended June 30, 2002.
    Revenue on optical memory cards totaled $2,290,000 for the fiscal 2004 first quarter compared with $6,296,000 for the fiscal 2003 first quarter. Revenue on read/write drives, drive accessories, and maintenance totaled $114,000 for the fiscal 2004 first quarter as compared with $231,000 for the fiscal 2003 first quarter.
    LaserCard(R) optical memory card sales during the fiscal 2004 first quarter included shipments of the Canadian government's Permanent Resident Card, under a five-year subcontract awarded to the Company in 2002. A new $1.8 million order under this subcontract was received by the Company in May 2003. The Company had anticipated additional sales to foreign customers during the first quarter, including the Italian government's planned electronic national ID card program, for which a card order was announced on July 28, 2003, as discussed below.
    As reported on April 28, 2003, follow-on production of U.S. "Laser Visa" Border Crossing Cards (BCCs) and Permanent Resident Cards (Green Cards) for the U.S. Department of Homeland Security (DHS) was delayed at that time while new artwork for the cards was being designed by DHS. The artwork change for Laser Visa BCCs was completed in July 2003, and on July 14, 2003, the Company announced receipt of an optical memory card order valued at approximately $2 million for Laser Visa BCCs, under a five-year U.S. government subcontract awarded to the Company in June 2000. The new order called for card production to start immediately and to be completed within four months. The Company will recognize the corresponding revenue according to its revenue-recognition policy. The DHS has not yet approved new artwork for Green Cards.
    Drexler Technology has manufactured and sold over 20 million multi-biometric ID cards for U.S. government digital governance programs--Laser Visa BCCs, used by frequent travelers to the United States from Mexico, and U.S. Permanent Resident Green Cards that authorize immigrants to work and reside in the United States. On July 22, 2003, the DHS issued Request for Quotation (RFQ) Solicitation Number COW-3-R-0039 for the purchase of approximately 1,000 optical stripe read/write drives/biometric verification systems for delivery to the US-VISIT program office. The Company expects to receive a read/write drive order under the RFQ this calendar year. These drives and systems will be functionally compatible with the Green Cards and Laser Visa BCCs already produced by the Company.
    On July 28, 2003, the Company announced a $2.4 million order for LaserCard optical memory cards to be used as Italy's national ID card, called the CIE card (Carta d'Identica Elettronica). Deliveries are expected to be completed during the Company's current fiscal year, which ends March 31, 2004.
    The Company's cash, cash equivalents, short-term investments, and long-term investments (maturities ranging from 1 to 2.5 years) were $16,341,000 at June 30, 2003 compared with $17,015,000 at March 31,
2003. The Company has no debt. As of June 30, 2003, there were 10,545,724 shares of Drexler Technology Corporation common stock outstanding compared with 10,312,779 shares outstanding as of June 30, 2002.
    Drexler Technology Corporation (www.drexlertechnology.com) and its wholly owned subsidiary, LaserCard Systems Corporation (www.lasercard.com), are based in Mountain View. Drexler Technology manufactures LaserCard(R) optical memory cards and chip-ready Smart/Optical(TM) cards. LaserCard Systems Corporation manufactures optical card read/write drives; develops optical card system software; and markets optical cards, card-related data systems, and peripherals. Target markets for Drexler's patented, 2.8 megabyte LaserCard optical memory cards include border security, immigration, biometrics ID, electronic visas, vehicle registration, permits, and other wallet-card applications.



              DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   (In Thousands, Except per Share Amounts)

                                                THREE MONTHS ENDED
                                             6/30/03          6/30/02
                                             -------          -------
Revenues                                     $ 2,446          $ 6,588

Cost of product sales                          2,556            3,285
                                             -------          -------

Gross profit (loss)                             (110)           3,303
                                             -------          -------

Selling, general, and
 administrative expenses                       1,769            1,570

Research and engineering
 expenses                                        612              776

Other income, net                                 64              106
                                             -------          -------

Income (loss) before
 income taxes                                 (2,427)           1,063

Income tax expense
 (benefit)                                      (971)             404
                                             -------          -------

Net income (loss)                            $(1,456)         $   659
                                             =======          =======

Net income (loss)
 per share:
  Basic                                      $  (.14)         $   .06
  Diluted                                    $  (.14)         $   .06


Weighted-average shares
 used in computing net
 income (loss) per share:
  Basic                                       10,478           10,300
  Diluted                                     10,478           11,117


            DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
            (In Thousands, Except Share and per Share Data)


                                            June 30,        March 31,
                                             2003              2003
                                           ---------        ---------

                              ASSETS

Current assets:
 Cash and cash equivalents                 $  10,971        $   5,754
 Short-term investments                        2,972            4,363
 Accounts receivable                             256            1,659
 Inventories                                   5,448            5,711
 Deferred tax asset                            3,660            2,689
 Prepaid and other current assets                632            1,016
                                           ---------        ---------
    Total current assets                      23,939           21,192
                                           ---------        ---------

Property and equipment, at cost               23,151           23,204
 Less--accumulated depreciation and
  amortization                               (15,405)         (15,795)
                                           ---------        ---------
    Property and equipment, net                7,746            7,409

Long-term investments                          2,398            6,898
Patents and other intangibles, net               534              567
Deferred tax asset, net                        4,397            4,397
                                           ---------        ---------

       Total assets                        $  39,014        $  40,463
                                           =========        =========

            LIABILITIES AND STOCKHOLDERS'
             EQUITY

Current liabilities:
 Accounts payable                          $     333        $   1,085
 Accrued liabilities                           1,650            1,439
 Advance payments from customers                 529            1,096
                                           ---------        ---------
    Total current liabilities                  2,512            3,620

Stockholders' equity:
 Preferred stock, $.01 par value:
  Authorized--2,000,000 shares
  Issued--none                                    --               --
 Common stock, $.01 par value:
  Authorized--30,000,000 shares
  Issued--10,443,192 shares at
  March 31, 2003 and 10,545,724
  shares at June 30, 2003                        105              104
 Additional paid-in capital                   43,670           42,556
 Accumulated deficit                          (7,273)          (5,817)
                                           ---------        ---------
    Total stockholders' equity                36,502           36,843
                                           ---------        ---------

       Total liabilities and
        stockholders' equity               $  39,014        $  40,463
                                           =========        =========


    Forward-Looking Statements: All statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Forward-looking statements made in this release include statements as to current and potential market segments, customers, and targeted applications for the Company's products; expected card shipments under the Company's U.S. government subcontract and recognition of revenue therefrom; expected continued use of the Company's cards by the U.S., Canadian, and Italian governments; the Company's expectations that it will be awarded a contract for approximately 1,000 read/write drives under the U.S. Department of Homeland Security's RFQ, that delivery to the US-VISIT program office implies that the drives are slated for US-VISIT, and that most of the drives could be shipped by the end of 2003; the Company's reliance on value-added resellers, including U.S. government contractors; expected card delivery schedule for the Italian government's national ID card implementation; and the Company's plans, objectives, and economic performance. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, risks associated with doing business in and with foreign countries; risks and difficulties associated with development, manufacture, and deployment of optical cards, drives, and systems; the U.S. government's right to withhold order releases, modify or withdraw its RFQ, award any resulting contract, make multiple awards, and determine the award quantity at its sole discretion; the possibility that the Company's products will not be selected for the implementation of the US-VISIT program; the impact of technological advances, competitive products, and general economic trends; as well as other risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from the Company's expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

    CONTACT: Drexler Technology Corp., Mountain View
             Steve Larson, 650-969-7277 Ext. 7